UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant (

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Materials Pursuant to $240.14a-12
RUSSELL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On behalf of Russell Corporation, the following materials were mailed to certain stockholders on or about June 30, 2006.

RUSSELL CORPORATION

June 30, 2006

Dear Fellow Stockholder:

We have previously sent to you proxy material for the special meeting of stockholders of Russell Corporation to be held on August 1, 2006, in connection with the proposed merger with Berkshire Hathaway Inc. Your Board of Directors recommends that you vote “FOR” the approval of the merger agreement.

Because approval of the merger proposal requires the affirmative vote of at least a majority of our outstanding common stock, your vote is extremely important. Whether or not you have already done so, please vote TODAY by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your cooperation.

Very truly yours,

Floyd G. Hoffman

Senior Vice President, Corporate Development,

General Counsel & Secretary

IMPORTANT

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